Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Issuer:

The GEO Group, Inc.

Guarantors:

ADAPPT, LLC

Arapahoe County Residential Center, LLC

B.I. Incorporated

Behavioral Acquisition Corp.

Behavioral Holding Corp.

BI Mobile Breath, Inc.

BII Holding Corporation

BII Holding I Corporation

Broad Real Estate Holdings LLC

CCC Wyoming Properties, LLC

CCMAS LLC

CEC Intermediate Holdings LLC

CEC Parent Holdings LLC

CEC Staffing Solutions LLC

CiviGenics Management Services, LLC

CiviGenics, Inc.

CiviGenics-Texas, Inc.

Clearstream Development LLC

Community Alternatives

Community Corrections, LLC

Community Education Centers, Inc.

Cornell Companies, Inc.

Cornell Corrections Management, LLC

Cornell Corrections of Rhode Island, Inc.

Cornell Corrections of Texas, Inc.

Correctional Properties Prison Finance, LLC

Correctional Properties, LLC

Correctional Services Corporation, LLC

Correctional Systems, LLC

CPT Limited Partner, LLC

CPT Operating Partnership L.P.

Fenton Security, LLC

GEO Acquisition II, Inc.

GEO Care LLC

GEO CC3 Inc.

GEO Corrections Holdings, Inc.

GEO CPM, Inc.

GEO Holdings I, Inc.

GEO International Services, Inc.

GEO Leasing, LLC

GEO Management Services, Inc.

GEO MCF LP, LLC

GEO Operations, Inc.

GEO RE Holdings LLC

GEO Reentry of Alaska, Inc.

GEO Reentry Services, LLC

GEO Reentry, Inc.

GEO Secure Services, LLC

GEO Transport, Inc.

GEO/DEL/R/02, Inc.

GEO/DEL/T/02, Inc.

Highpoint Investments LLC

MCF GP, LLC

Minsec Companies, LLC

Minsec Treatment, LLC

Municipal Corrections Finance, L.P.

Protocol Criminal Justice, Inc.

Public Properties Development and Leasing LLC

SECON, Inc.

WBP Leasing, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	8.625% Senior Secured Notes due 2029	Rule 457(f)	$650,000,000	100%	$650,000,000	$147.60 per $1,000,000	$95,940

	Debt	10.250% Senior Notes due 2031	Rule 457(f)	$625,000,000	100%	$625,000,000	$147.60 per $1,000,000	$92,250

	Debt	Guarantees of 8.625% Senior Secured Notes due 2029 (2)	Rule 457(n)	—	—	—	—	— (3)

	Debt	Guarantees of 10.250% Senior Notes due 2031 (2)	Rule 457(n)	—	—	—	—	— (3)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$1,275,000,000		$188,190

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$188,190

(1)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (“Securities Act”).

(2)

No separate consideration will be received for the guarantees. Each of the subsidiaries of The GEO Group, Inc. that is listed in this registration statement on Form S-4 under the caption “Table of Subsidiary Guarantors” will guarantee the notes being registered.

(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

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